UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2007

AEROVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
______________________
181 W. Huntington Drive, Suite 202
Monrovia, CA		91016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective August 20, 2007, Dr. Paul B. MacCready retired as Founder and Chairman of the Board and as a member of our Board of Directors due to health reasons.

Upon Dr. MacCready’s retirement, Timothy E. Conver, our Chief Executive Officer and President, and a member of our Board of Directors, was appointed to serve as Chairman of the Board.

Pursuant to our amended and restated certificate of incorporation, our Board of Directors is divided into three staggered classes of directors of the same or nearly the same number.  Dr. MacCready’s term as a Class II director was scheduled to expire at our 2008 Annual Meeting of Stockholders.  Pursuant to our amended and restated certificate of incorporation, our Board of Directors has the power to fill a vacancy on the Board resulting from the retirement of a director and any director so elected by the Board will hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until such director's successor is elected and qualified.  A successor director has not yet been identified to fill the vacancy being created as a result of Dr. MacCready’s retirement.

A copy of the Company's press release relating to the foregoing is attached hereto as Exhibit 99.1.

Item 7.01               Regulation FD Disclosure

On August 20, 2007, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in Items 7.01 and 9.01 of this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(c)           Exhibits.

The following exhibits are filed herewith:

Exhibit
Number                  Description

99.1	Press release issued by AeroVironment, Inc., dated August 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date:  August 20, 2007                                                                         By:    /s/ Timothy E. Conver
   Timothy E. Conver
           President and Chief Executive Officer